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                                                                   EXHIBIT 10.14




                              OFFICER'S CERTIFICATE


         I, the undersigned, do hereby certify and represent that:

         1. I am the duly elected Senior Vice President and Chief Business Officer of deCODE genetics, Inc., a Delaware Corporation.

         2. Pursuant to Rule 306(a) of Regulation S-T, the following exhibit
10.14 to deCODE genetics, Inc.'s Registration Statement on Form S-1 is a fair and accurate English translation of a document prepared in the Icelandic language.

         IN WITNESS WHEREOF, I have signed this Officer's Certificate in my capacity as Senior Vice President and Chief Business Officer of deCODE genetics, Inc. on this 7th day of March, 2000.



                       By:     /s/  Hannes T. Smarason
                               --------------------------

                       Name:   Hannes T. Smarason
                       Title:  Senior Vice President and Chief Business Officer



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[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT
CONFIDENTIALITY HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

                             COLLABORATION AGREEMENT
                                     BETWEEN
                 DR. HELGI JONSSON AND THORVALDUR INGVARSSON
                         AND ISLENSK ERFDAGREINING EHF.

Dr. Helgi Jonsson and Dr. Thorvaldur Ingvarsson (hereinafter "the Collaborating Physicians) and Islensk erfdagreining ehf. (hereinafter "IE") hereby enter into the following

                                    Agreement

on research into osteoarthritis.

I.       SUBJECT OF THE COLLABORATION

The Collaborating Physicians and IE agree to work together pursuant to this Agreement on searching for genetic factors contributing to the genesis of osteoarthritis. The proposed collaboration of the parties is hereinafter referred to as the "Research Project".

II.      CONTRIBUTION OF THE PARTIES

The Collaborating Physicians will supply the Research Project with biological samples (blood samples), other clinical information and research data which they possess or have access to regarding patients afflicted with osteoarthritis and their relatives which are not afflicted with osteoarthritis.

The Collaborating Physicians will be in charge of relations with the individuals intended for participation in the research, and/or their legal guardians, including calling them in for blood samples and obtaining the informed consent of the participants.

Furthermore, the Collaborating Physicians will contribute their specialised knowledge and expertise regarding diagnosis of disorders, experimental design, conduct of experiments and interpretation of their results.

IE will contribute its expertise in experimental design, conduct of experiments, assessment of the heredity of the disorder and interpretation of the results of research.

IE will also contribute equipment, research supplies, reagents and staff to conduct experiments. IE will pay the cost of the Research Project, including the material and wage costs of calling in participants for examination and required samples. The Collaborating Physicians will submit a financial plan describing in further detail the projected material and wage costs of the Project, see Annex A.

III.     RIGHTS OF THE PARTIES

IE will own all financial and commercial rights to the Research Project and its conclusions. IE will have the right to sell to a third party the conclusions of the Research Project or its results and to utilise the Research Project financially in any other manner consistent with recognised ethical standards, before or after the Research Project is concluded.




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IE and its parent company, deCODE genetics Inc., has contracted with a third party on the sale of the Research Project, its possible conclusions and results. The amount of the payment of such third party to IE and deCODE genetics Inc. will depend on the success [CONFIDENTIAL TREATMENT REQUESTED] of all payments by the third party to IE or to deCODE genetics Inc., as applicable, less the deduction of the financing by the third party of the research costs and investment in IE or deCODE genetics Inc.

IE will pay to the Collaborating Physicians jointly [CONFIDENTIAL TREATMENT REQUESTED] on signature of this Agreement, and thereafter an annual amount of [CONFIDENTIAL TREATMENT REQUESTED] during the course of the Research Project, the total amount never to exceed [CONFIDENTIAL TREATMENT REQUESTED]. In the event that the Research Project is concluded in a shorter time than five years by achieving the objective of the Research Project, the Collaborating Physicians will be paid on such conclusion the amount which remains unpaid of the [CONFIDENTIAL TREATMENT REQUESTED] pursuant to this Paragraph. Payments pursuant to this Paragraph shall be paid to the Collaborating Physicians for use in their own research on osteoarthritis. The Collaborating Physicians may establish a separate research fund for such purpose. Payments pursuant to this Paragraph are in addition to and independent of the [CONFIDENTIAL TREATMENT REQUESTED] payment pursuant to Paragraph 2 of this Chapter III. Allocation among the individual Collaborating Physicians of the research cost payments made by IE to the Collaborating Physicians pursuant to this Paragraph shall be no concern of IE. IE is granted full authorisation by the Collaborating Physicians to deliver to the party accepting the initial payment of IE to the Collaborating Physicians on behalf of the Collaborating Physicians any payments which may be payable by IE to the Collaborating Physicians pursuant to the terms of this Agreement.

The right of the Collaborating Physicians to payments pursuant to Paragraphs 2 and 3 of this Chapter III is based on the understanding that IE will not need to pay other parties for the data and information which the Collaborating Physicians have undertaken to supply pursuant to Paragraph 1 of Chapter II, and that it will not be necessary for IE to enter into further collaboration with other parties in Iceland regarding the study of osteoarthritis in order to achieve the objectives of the Research Project. In the event that it proves necessary for IE to negotiate payments to a third party in order to ensure access to the data and information referred to in Paragraph 1 of Chapter II, or if it proves necessary for IE to take up collaboration with other parties in Iceland to achieve the objectives of the research, then the provisions of Paragraphs 2 and 3 of this Chapter III shall be reviewed so that the total payments of IE to the Collaborating Physicians and the third party remain the same as the payments specified in Paragraphs 2 and 3.

IV.      MANAGEMENT

Decisions regarding the Research Project will be taken by the Collaborating Physicians and IE jointly, and a Steering Committee will be formed composed of three representatives from each party to this Agreement in order to formulate rules on the arrangement, control and implementation of the Research Project. The Co-ordinator of the Research Project shall be selected from among the members of the Steering Committee.




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The Steering Committee is also responsible for defining the objectives of the
Research Project and establishing the professional requirements which the parties to this Agreement approve as adequate to the conduct of the research.

The Steering Committee is responsible for the processing of data and publication of results pursuant to the rules of Chapter V hereof.

V.       HANDLING PROCESSING AND DISSEMINATION OF INFORMATION

The parties to this Agreement undertake to treat all personal information as confidential. The parties to this Agreement undertake to observe the guidelines of the Data Protection Commission and, as applicable, the specially appointed representative (observer) of the Data Protection Commission regarding the handling and processing of such information as well as the guidelines and conditions of the Science Ethics Committee, which is constituted pursuant to legislation on Patients' Rights.

The results of the Research Project will be published as soon as they fulfil academic requirements and are fit for publication. However, IE may postpone such publication by a maximum of 90 days to provide sufficient time to secure property rights relating to any invention arising out of the research. In the event that a third party submits to IE a request for postponement of the publication of results when they are ready for publication pursuant to the above, the publication may be delayed for a maximum of 90 days.

The Steering Committee for each Research Project shall decide beforehand on the Co-ordinator of the Project. As a rule, the Co-ordinator shall be the last author of scientific articles, but the order of authors shall in other respects conform to applicable rules in the international scientific community.

VI.      LIMITATIONS ON COLLABORATION WITH OTHER PARTIES

The Collaborating Physicians covenant not to work, jointly or separately, with others on research into the heredity of osteoarthritis during the course of the Research Project. The individual Collaborating Physicians covenant not to enter into collaboration with other parties on the part of the Research Project which led to a discovery for five years following the conclusion of the Research Project pursuant to this Agreement. However, if the Research Project does not lead to a discovery, individual Collaborating Physicians are entitled to take up collaboration with other parties regarding research into the heredity of osteoarthritis following the conclusion of the Research Project.

IE covenants that during the course of the Research Project, IE will not take up collaboration with other parties on research into the heredity of osteoarthritis unless the Steering Committee regards such collaboration as necessary in order to achieve the objectives of the Research Project. In the event that it should prove necessary to add new partners to the Research Project, the Steering Committee shall decide on the choice of such partner. In the event of a dispute within the Steering Committee, the Collaborating Physicians will decide on the choice of additional partners. Notwithstanding the above, the provisions of this Paragraph shall not preclude collaboration by IE in the area of the Research Project with the parties who have negotiated the purchase of the Research Project, its conclusions or results, provided




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that such collaboration does not prejudice the rights of the collaboration group pursuant to Paragraphs 2 and 3 of Chapter III.

VII. TERM AND CONCLUSION OF PROJECT

The Research Project shall continue for a term of five years following the signature of this Agreement unless it is concluded earlier. In the event of substantial default by either party to this Agreement the other party may terminate this Agreement. In the event of a dispute regarding the termination rights of a party, such dispute shall be resolved pursuant to the terms of Chapter VIII.

At the conclusion of the Project, all clinical data (blood samples and clinical information) shall be returned to the Collaborating Physicians.

In the event that one or both parties see reason to continue their collaboration following the agreed term, such continuation shall be considered independently.

VIII.    SETTLEMENT OF DISPUTES

In the event of a dispute between the parties regarding the implementation of this Agreement or performance which cannot be resolved within the Steering Committee, two parties, one from each party to this Agreement, shall attempt to reach a consensus on settlement of the dispute. In the event that no consensus can be reached by these two parties within two weeks from the time that the dispute was submitted to them, each party to this Agreement shall appoint one arbitrator and the parties to this Agreement shall then jointly request the appointment of a neutral third arbitrator by the District Court of Reykjavik to participate in the resolution of the dispute, and the three parties shall constitute an arbitration tribunal. The tribunal shall conclude their resolution of the dispute within one month from the time that the tribunal is fully constituted.

The cost of the work of the arbitration tribunal shall be subject to the decision of the tribunal at each time. The work of the tribunal, procedure and conclusions before the tribunal shall in other respects be governed, as applicable, by Act No. 53/1989 on Contractual Arbitration.

Notwithstanding the above provisions on arbitration, issues involving the collection of payments under this Agreement which are not in dispute between the parties to this Agreement may be submitted to the courts, as well as any disputes regarding financial claims which either party may make against the other party on the basis of the decision of the arbitration tribunal regarding the default or breach by the other party to this Agreement, provided that the claim has not previously been submitted to the arbitration tribunal. Such issues shall be submitted to the District Court of Reykjavik.

Reykjavik 31 March 1998

For the Collaborating Physicians:       For Islensk erfdagreining ehf.

Dr. Helgi Jonsson [sign.]               Kari Stefansson, Managing Director
                                        [sign.]

Dr. Thorvaldur Ingvarsson [sign.]



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